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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): JULY 3, 2000


                           CENTRE CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                 STATE OF NEVADA
                 (State or Other Jurisdiction of Incorporation)



            000-25845                                   87-0385103
     (Commission File No.)                 (I.R.S. Employer Identification No.)


                               2619 GRAVEL STREET
                            FORT WORTH, TEXAS  76118
                    (Address of Principal Executive Offices)

                                 (817) 595-0919
              (Registrant's Telephone Number, Including Area Code)



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ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     The Registrant acquired 58,285.71 tons of paid up zeolite mineral, having a value of $11,307,428, pursuant to a Zeolite Purchase Agreement dated July 3, 2000 between the Registrant and Equitable Assets Incorporated, a Belize corporation. The consideration paid by the Registrant for the zeolite was 1,000,000 shares of the restricted common stock of the Registrant, par value $0.001 per share. The Registrant and Equitable Assets Incorporated also executed a corresponding Assignment and a Registration Rights Agreement on the same date as the Zeolite Purchase Agreement.

     The  following  is  a  description  of  zeolite  and  some  of  its  uses.

     Zeolite is a three dimensional, micro-porous, crystalline solid with well-defined structures that contain aluminum, silicon and oxygen in their regular framework. Cations and water are located in its pores. Zeolite is mined in many parts of the world and is created naturally as a result of volcanic activity or produced synthetically. Zeolite behaves in a predictable fashion because of its regular and reproducible structure.

     The silicon and aluminum atoms of zeolite are tetrahedrally coordinated with one another through shared oxygen atoms. These crystalline hydrated aluminosilicates possess infinite numbers of three-dimensional frameworks of silicon-oxygen tetrahedra. The honeycomb crystalline structure of zeolite readily absorbs molecules that have diameters small enough to fit through the entry channel. Molecules too large to pass through the entry channel are excluded, a fact that gives rise to a term commonly used to describe the actions of zeolite: "molecular sieving."

     Zeolite is used to absorb a variety of materials, including drying, purification, and separation of materials. Zeolite can remove water and is a very effective desiccant with an absorption capacity of approximately 25 percent of its weight in water. Zeolite can also remove volatile organic chemicals from air streams, and can separate isomers and mixtures of gases.

     Zeolite can be a shape-selective catalyst either by transition state selectivity or by exclusion of competing reactants on the basis of molecular diameter. Zeolite can also be an acid catalyst and can be used as a support for active metals or reagents. Further, it has been used as an oxidation catalyst. The main industrial application areas for zeolite as a catalyst are in petroleum refining, synfuels production and petrochemical production. Synthetic zeolite is the most important catalyst in petrochemical refineries.

     Zeolite is also useful in ion exchange. The largest volume use for zeolite in ion exchange is in detergent formulations where it has replaced phosphates as a water softening agent. Zeolite does this by exchanging the sodium in the zeolite for the calcium and magnesium present in the water. Packets in the home refrigerator, deep freeze, ice chest, cooler and gym bags can be used to eliminate odors and bacteria.

     The Registrant anticipates using zeolite in dry shampoo for animals, in animal litter boxes, in products to eliminate mold and mildew, in products to eliminate odors (including foot odor and carpet odor), in products to eliminate radon gas in the home, and in air purifiers.


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ITEM  5.  OTHER  EVENTS.

     On June 21, 2000, the Registrant announced that it had entered into a license delivery and royalty agreement for the Arthritis Relief Plus treatment product with Chiro-Partners, Ltd. I, a network of physicians and chiropractors.

     On June 29, 2000, the Registrant announced that it had acquired a five percent royalty interest in the gross revenues of Benex Group, Inc. of Houston, Texas. Benex Group, Inc. is a health benefits and product consolidation company.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (b)  Pro forma financial information.  The pro forma financial information
          -------------------------------
          required by Regulation S-X is not included herein. The information will be filed within 30 days of the date hereof.

     (c)  Exhibits.
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          1.     Royalty  Agreement  dated  June  1,  2000  between  the Sundial
                 Marketing Group, Inc. ("SMGI") and Chiro-Partners, Ltd. I relating to the Arthritis Relief Plus treatment product.

          2. Assignment Agreement dated June 21, 2000 between SMGI and the Registrant with respect to Exhibit 1 above.

          3. Royalty Agreement dated June 8, 2000 between SMGI and Benex Group, Inc. whereby SMGI had acquired a five percent royalty interest in the gross revenues of Benex Group, Inc.

          4. Assignment Agreement dated June 29, 2000 between SMGI and the Registrant with respect to Exhibit 3 above.

          5. Zeolite Purchase Agreement dated July 3, 2000 with respect to 58,285.71 tons of paid up zeolite mineral between the Registrant and Equitable Assets Incorporated.

          6. Assignment dated July 3, 2000 with respect to 58,285.71 tons of paid up zeolite mineral between the Registrant and Equitable Assets Incorporated.

          7. Registration Rights Agreement dated July 3, 2000 between the Registrant and Equitable Assets Incorporated with respect to 1,000,000 shares of the common stock of the Registrant, par value $0.001 per share.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   CENTRE CAPITAL CORPORATION



Date:  July  12,  2000                             By  /s/  Karl  F.  Jacobs
                                                     ---------------------------
                                                     Karl F. Jacobs, Chairman


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